Exhibit 10.6

                                   ASSIGNMENT

     THIS ASSIGNMENT made as of the 12th day of February 2002 by and between OCEAN CASTLE PARTNERS LLC, a Delaware limited liability company ("Assignor"), and GLOBAL TECHNOLOGIES, LTD., a Delaware corporation ("Assignee").

          WHEREAS, Assignor has entered into a Consulting and Management Agreement (the "Agreement") with TNCI UK Limited, a company organized under the laws of England and Wales ("TNCI UK") whereby TNCI UK has agreed to pay certain compensation and reimburse certain expenses (collectively, the "Compensation") to Assignor in connection with Assignor's provision of services to Assignee as enumerated in the Agreement.

          WHEREAS, Assignor desires to assign its right under the Agreement to receive a part of the Compensation, and all of its right, title and interest in and to such portion of the Compensation, to Assignee, and Assignee desires to accept such assignment, all subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. ASSIGNMENT. Assignor hereby assigns, sets over, transfers, conveys and delivers its right pursuant to the Agreement to receive a part of the Compensation as it shall determine in its sole discretion, and all of its right, title and interest in and to such portion of the Compensation, to Assignee, and agrees to execute and deliver to Assignee such other instruments or documents and take such other actions as Assignee from time to time may reasonably request to effect, evidence, record or confirm such assignment. Assignee hereby accepts such assignment.

          2. TERMINATION. This Assignment shall terminate, become null, void and of no further force or effect immediately, automatically and without any action on the part of either party hereto at such time, if any, as Assignee shall suffer an event of Bankruptcy (as defined below), Assignee discontinues its business operations, or Irwin L. Gross ceases to be employed by Assignee. "Bankruptcy" shall mean (A) a receiver, liquidator or trustee of Assignee or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 30 days; (B) Assignee shall be adjudicated bankrupt or insolvent; (C) a substantial part of the property of Assignee shall be sequestered by court order and such order shall remain in effect for more than 30 days;
     (D) a petition to reorganize Assignee under any bankruptcy, reorganization or insolvency law shall be filed against Assignee and shall not be dismissed within 30 days after such filing; (E) Assignee shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or Assignee shall consent to the filing of any petition against it under any such law; or (F) Assignee shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of Assignee, or of all or any substantial part of its properties.

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          3. MISCELLANEOUS. This Assignment constitutes the entire agreement and understanding  of the  parties  hereto with  respect to the subject  matter
     hereof  and   supersedes  all  prior  or   contemporaneous   agreements  or
     understandings, and may be amended only in a writing signed by both parties. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. In case any provision in this Assignment shall be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Assignment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment in the City of Philadelphia, Commonwealth of Pennsylvania, as of the date first set forth above.


ASSIGNOR:                                ASSIGNEE:
OCEAN CASTLE PARTNERS LLC                GLOBAL TECHNOLOGIES, LTD.


By: /s/ Irwin L. Gross                   By: /s/ S. Lance Silver
    ---------------------------------        -----------------------------------
    Name: Irwin L. Gross                     Name: S. Lance Silver
          ---------------------------              -----------------------------
    Title: Manager                           Title: General Counsel
           --------------------------               ----------------------------

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